DISTRIBUTION AGREEMENT

                                     between

                             WORLD HEART CORPORATION

                                       and

                            EDWARDS LIFESCIENCES LLC

                                      dated

                                  June 30, 2000

          This Agreement is made effective as of the 30th day of June, 2000 ("Effective Date"), by and between World Heart Corporation, a corporation organized and existing under the laws of the Province of Ontario and located at 1 Laser Street, Nepean, Ontario K2E 7V1 ("World Heart") and Edwards Lifesciences LLC, a limited liability company organized under the laws of the State of Delaware, located at One Edwards Way, Irvine, CA 92614 ("Distributor" or "Edwards").

          WHEREAS, World Heart and its subsidiaries are engaged in the business of developing, manufacturing, and marketing medical devices and desires that the sale and use of its products be actively promoted worldwide; and

          WHEREAS, World Heart and its subsidiaries have developed or acquired heart assist and replacement products (the "Heart Assist and Replacement Products" or the "Products"), as further described in Exhibit A hereto; and

          WHEREAS, Edwards is a well-known company in the medical devices field, with experience and expertise in the commercialization and distribution of medical devices; and

          WHEREAS, Edwards is an organization capable of commercializing medical devices, such as the Products; and

          WHEREAS, World Heart desires to engage Edwards and its subsidiaries to purchase, resell, distribute and support the Products worldwide, subject to specified restrictions; and

          WHEREAS, Edwards desires to obtain rights to purchase, resell, distribute and support the Products in exchange for World Heart's assumption of specified obligations;

          NOW, THEREFORE, in consideration of the mutual undertakings obligations and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


I.       Appointment

          A. Subject to the terms and conditions contained in this Agreement, World Heart hereby appoints Edwards as World Heart's and its subsidiaries' exclusive independent distributor of Products worldwide. World Heart shall not appoint any other agents, representatives, or distributors for the purpose of selling the Products, nor shall it sell or distribute the Products directly, by itself or through any subsidiary or affiliate, except in the United States as provided herein.

          B. Edwards' exclusive distribution rights, as defined in this Agreement, shall extend to improvements and/or derivative replacements to the Products and to related products developed or acquired by World Heart or its subsidiaries from inception of this Agreement.

          C. Edwards shall not sell any devices which directly compete with the Products during the term of this Agreement. Notwithstanding the foregoing, however, Edwards may sell medical devices, including without limitation, heart assist devices so long as they do not directly compete with the Products, and all other medical devices (other than as set forth in Exhibit A) which it is selling as of the Effective Date.

          D. Edwards shall have the right to contract with third parties to sell the Products on behalf of Edwards in territories outside of the United States where Edwards' own products are sold by such third party distributors.

          E. Subject to the terms and conditions contained in this Agreement, Edwards shall be entitled to identify itself as the distributor on the Products' labeling and other manufacturing materials.

          F. In addition to the distribution rights granted herein, in the event of any transfer of the World Heart business or any of the Products to a third party, Edward's rights to distribute the Products under this Agreement shall survive such transfer, subject only to approval of Edwards, in its sole discretion.

II.      Obligations of Distributor

          A. Edwards shall use commercially reasonable efforts to perform its specified distribution obligations as described in this Agreement, and shall, among other requirements:

               1. Promote the sale and use of Products in all markets and territories other than the United States in which (a) such Products have been approved by all appropriate legal and regulatory authorities for commercial sale, and (b) Edwards sells its own products. Edwards shall have absolute discretion with respect to what, if any, efforts it shall make to promote the sale and use of the Products in each market or territory not covered in paragraph (a) and (b) above. If Edwards is unwilling or unable to promote the sale and use of the Products in any market or territory, World Heart shall have absolute discretion with respect to the sale and use of the Product in each market or territory and such efforts by World Heart shall not be subject to the terms and conditions of this Agreement;

               2. Purchase and maintain appropriate inventories of Products;

               3. Provide its customers with support with respect to the Products, including without limitation, troubleshooting of technical problems and assistance for patients with respect to proper setup of equipment;

               4. Provide customer service, including responding to customer inquiries, requests for quotes on Product pricing and complaints on a timely basis and providing such assistance and information as is reasonably requested;

               5. Provide invoices to customers and manage accounts receivable and collection responsibilities for sales by Edwards of the Products during the term of Agreement;

               6. Process and return any defective Products to World Heart for credit or replacement, as Edwards shall determine;

               7. Process and return to World Heart, at World Heart's expense, explants reasonably available to Edwards for clinical study or for other purposes reasonably requested by World Heart. World Heart shall reimburse Edwards for all costs incurred in obtaining, preparing, decontaminating, shipping and other processing of any such explanted devices;

               8. Meet with World Heart at least twice annually, or at World Heart's request, more frequently, in order to discuss sales opportunities, current market trends and to keep World Heart informed of pertinent events and competing products having an impact upon the Product's marketability, including but not limited to, forecasts as to future sales;

               9. Cooperate with World Heart in World Heart's marketing and in the conversion of market positioning into customer relationships and orders.

               10.  Maintain,   at  its  own  expense,  such  office  space  and
facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement; and

               11. Comply with all applicable requirements in the countries in which Products are sold relating to the reporting of adverse reactions suffered by end users of Products, and will promptly report all such instances to World Heart, specifying the date, time, and nature of the occurrence, the customer's name and address, the Products (including batch number if available) and any other relevant information reasonably available to Edwards which World Heart may reasonably request.

          B. At Edwards' option, Edwards may use World Heart's sales materials, or develop promotional literature, including product brochures and other sales aids for Products, which shall be subject to prior written approval of World Heart.

III.     Obligations of World Heart

          A. In supplying Edwards with Products, World Heart shall, among other requirements:

               1. Provide all sales support and customer interface in the United States until such time as Edwards and World Heart agree that United States sales warrant the establishment by Edwards of a direct sales force;

               2. Fulfill Edwards' purchase requests, provided, however, that World Heart shall not be liable in any way for failure to ship or for any delay in shipment caused by events or circumstances beyond World Heart's control;

               3. Pay for all costs and expenses associated with regulatory and clinical approval of the Products and the maintenance of such status in all markets and territories incurred by World Heart or by Edwards at the request of World Heart;

               4. Pay for all direct marketing costs including the training of clinicians and implanting centers and World Heart's sales and support personnel and all costs incurred in establishing and maintaining reference centers to be used by World Heart for customer training;

               5. Provide Edwards with product information, clinical papers, sales and promotional literature, and product use training reasonably necessary to enable Edwards to perform its obligations under this Agreement;

               6. Provide finished products which are compliant with all applicable laws and regulations in whatever jurisdiction the Product will be used; the product labeling shall include the statement, "Manufactured by World Heart for Edwards" and all other statements required by such applicable laws and regulations;

               7. Issue a credit or refund to Edwards for, or replace at no charge to Edwards, all defective or otherwise unmerchantable Products returned by Edwards, or returned by customers to Edwards and subsequently returned to World Heart by Edwards, within 30 days of return to World Heart, and provide Edwards with written reports of evaluation of such Products, and pay all costs associated with such Products including any freight charge reasonably necessary under the particular circumstances;

               8. Obtain and keep in force during the term of this Agreement a Comprehensive General Liability insurance policy in an amount not less than the greater of (a) $5,000,000 or (b) one times the amount of World Heart Gross Sales for the previous twelve (12) month period to a maximum of $100 million, for each occurrence for bodily injury and property damage for: (i) premises-operations;
(ii)  products/completed  operations;  (iii) blanket contractual liability;  and
(iv) personal injury. During the term of this Agreement and for a period of four
(4) years following the expiration or termination of this Agreement for any reason, such insurance policy shall evidence Edwards as an additional insured and shall provide for written notification to Edwards by the insurer not less than 30 days prior to cancellation, expiration or modification. World Heart shall provide a certificate of insurance evidencing compliance with this Section to Edwards within 30 days after the Effective Date;

               9. Comply with all applicable requirements in the countries in which Products are sold relating to the reporting of adverse reactions suffered by end users of Products, and will promptly report all such instances to Edwards, specifying the date, time, and nature of the occurrence, the customer's name and address, the Products (including batch number if available) and any other relevant information which Edwards may reasonably request;

               10. Inspect all Products for compliance with specifications in accordance with World Heart quality control standards and systems; and

               11.  Replace   Products   which  have  become   obsolete  due  to
improvements to the Products which impact the clinical effectiveness of the Products.

IV.      Registration of Products; Import and Export Restrictions

          A. Edwards shall pay for all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products it purchases.

          B. All sales of the Products made by Edwards pursuant to this Agreement shall be in strict compliance with applicable United States laws dealing with foreign trade and commerce including but not limited to, the U.S. Foreign Corrupt Practices Act. Edwards shall comply with all applicable laws and regulations in each jurisdiction in which it sells the Products.

          C. World Heart shall retain all rights and obligations associated with governmental and other regulatory approvals and shall use commercially reasonable efforts to obtain required approvals in any country in which World Heart and Edwards determine a reasonable commercial opportunity exists.

V.       Purchase Requirements

          A. All orders for Products submitted by Edwards shall be initiated by written purchase orders sent to World Heart and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by facsimile if a confirmational written purchase order is received by World Heart within five (5) days after said oral or facsimile order. World Heart shall use commercially reasonable efforts to notify Edwards of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within five (5) days but in no event later than fourteen (14) days after receipt of the purchase order. World Heart shall have no liability with respect to purchase orders that are not accepted. World Heart shall use commercially reasonable efforts to deliver products at the times specified either in its quotation or in its written acceptance of purchase orders.

          B. Edwards shall provide World Heart with a rolling twelve (12) month forecast of its purchase requirements for the Products, updated on a monthly basis. In conjunction with each monthly update of the forecast, Edwards will provide World Heart with a binding purchase order equal to the first three (3) months of the forecast.

VI.      Pricing, Payment, Shipping

          A. The price to Edwards for the Products is structured in tiers based on the following annual purchase levels and will be determined on a regional basis. As used herein, the term "Base Price" shall mean Edwards' average sales price in the applicable region for such Product to customers during the 90 day period immediately prior to the Effective Date. If the relevant Product or territory is a product which or territory where Edwards is not selling on the Effective Date, Edwards shall forecast Base Prices ("Forecasted Base Prices") prior to beginning its sales of such Product or in such region, and after the first 90 days of sales, each Forecasted Base Price shall be adjusted based on actual average sales prices over the initial 90 days of sales.

          B. For the first $10 million United States Dollars ("U.S. Dollars") of worldwide purchases of the Products by Edwards during any year of this Agreement, the purchase price for any Product shall be the Base Price less 35% of such Base Price. During any such one year period in which worldwide annual purchases of the Products by Edwards do not exceed $10 million U.S. Dollars, World Heart hereby guarantees that Edwards' gross profit for its distribution activities pursuant to this Agreement shall be at least $2 million U.S. Dollars.

          C. For worldwide purchases of the Products by Edwards during any year of this Agreement which are made after Edwards has purchased Products totaling $10 million U.S. Dollars during such year but before Edwards has purchased
Products totaling $100 million U.S. Dollars in value during such year, the purchase price shall be the Base Price less 30% of such price.

          D. For worldwide purchases of the Products by Edwards during any year of this Agreement which are made after Edwards has purchased Products totaling $100 million U.S. Dollars during such year, the purchase price shall be the Base Price less 25% of such price.

          E. At the end of each calendar year during the term of this Agreement and the end of the calendar year during which this Agreement expires or is otherwise terminated, World Heart and Edwards shall make purchase price adjustments necessary to insure that Edwards' guaranteed gross profit from the distribution activity contemplated by this Agreement is at least $2 million on a pro-rated annual basis.

          F. In the event the economics of either party with respect to the transactions contemplated by this Agreement change substantially, both parties agree to review in good faith the pricing terms of this Agreement. Specific exceptions to the pricing set forth herein may be mutually agreed to by the parties.

          G. All prices are F.O.B. World Heart's manufacturing facility and do not include any foreign, federal, state or local sales, use, excise or value added tax that may be applicable. When World Heart has the legal obligation to collect such taxes, the appropriate amount shall be added to Edwards' invoice and paid by Edwards unless Edwards provides World Heart with a valid tax exemption certificate authorized by the appropriate taxing authority. In all cases, title, risk of loss and all responsibility for transportation, insurance and storage shall pass from World Heart to Edwards upon shipment from World Heart's plant.

          H. For purposes of this Agreement, "Shipment Date" shall mean the time when any Product is first shipped F.O.B. World Heart's plant. Edwards shall specify a method of transportation and a carrier in writing at the time Edwards submits the purchase order to World Heart. If Edwards does not so specify, World Heart will determine the method of transportation and the carrier in its reasonable discretion.

          I. Full payment (including any freight, taxes or other applicable costs initially paid by World Heart but to be borne by Edwards pursuant to the terms hereof) for Products shall be made by Edwards to World Heart within sixty
(60)  days of the  date of  shipment.  Payment  shall be made in  United  States
Dollars.

VII.     Product Recalls

          A. In the event that Edwards or World Heart recalls any Products for any reason, the party instituting the recall shall immediately notify the other party in writing. Edwards shall, immediately upon receipt of such notice, give notice of the recall to each customer to which it has sold, along with instructions, if any, delivered by World Heart relating to the recall.

          B. Edwards shall make commercially reasonable efforts to assist World Heart in giving effect to the recall. World Heart shall bear all costs and expenses of any recall including, without limitation, obligations to third parties, costs of notifying customers and costs associated with the shipment of recalled Products from customers to Edwards or World Heart, and replacement of such products.

          C. In the event that Edwards desires to recall any Products for a reason caused by acts or omissions of Edwards, Edwards shall notify World Heart prior to said recall and shall bear all costs associated with such recall.

VIII.    Discontinuance of Product Manufacture or Clinical Support

          Edwards shall receive at least one year prior written notice of any intent by World Heart to discontinue the manufacture, or clinical support of, the Products. World Heart shall not give such notice to Edwards prior to December 31, 2001, unless World Heart agrees to provide hardware support consistent with previous practices to any patient implanted with a Product until such time as such support is no longer clinically required.

IX.      Term and Termination

          A. Term. This Agreement shall commence on the Effective Date and be valid for an initial term of five (5) years ("Initial Term"). Upon expiration of the Initial Term, and at each anniversary of such expiration, this Agreement shall automatically renew for additional terms ("Additional Term") of one (1) year unless terminated pursuant to the terms of this Article IX.

          B. Immediate Termination. This Agreement may be terminated by either party immediately in the event that (i) any material breach by the other party remains uncured 30 days after written notice containing details of the breach has been delivered to the other party; (ii) the other party shall file for protection from its creditors under any applicable bankruptcy or insolvency laws, shall make an assignment for the benefit of creditors, or shall have a receiver appointed for its property; or (iii) operation of local law invalidates this Agreement, but in the case of (iii), only with respect to such market, products and/or territory where this Agreement is invalidated.

          C. Change of Control. In the event that a third party acquires control of a party to this Agreement ("Change of Control"), the party that has undergone a Change of Control shall notify the other party of such change in writing no less than 30 days after the Change of Control and the other party shall have 60 days following receipt of such notice to terminate this Agreement.

          D. 18 Months Notice. Either party may terminate this Agreement upon 18 months prior written notice to the other at any time following two years after the Effective Date of this Agreement. In the event that World Heart terminates this Agreement pursuant to this subsection, World Heart shall pay Edwards:

               1. 150% of all expenses paid by Edwards as a result of World Heart's termination, including without limitation, severance costs and costs related to closing of office and warehouse space used in the performance of this Agreement; plus

               2. for all Products distributed by Edwards prior to termination, three percent (3%) of World Heart's gross sales of such Products for the most recent 12 months, for three (3) years following termination. Edwards shall have the right to audit World Heart's financial records upon reasonable notice and during regular business hours in order to ascertain compliance with this provision.

          E. Continuation of Patient Support. In the event of any termination or expiration of this Agreement for any reason, World Heart shall continue all customer and patient support at levels consistent with Edwards' previous practices and the maintenance of patient life and safety until such time as such support is no longer clinically required.

          F. Trademarks upon Termination. Upon any termination of this Agreement, Edwards shall immediately cease using the name, trademark, service mark, logo or any other reference of or to World Heart and shall, at its expense, surrender and deliver to World Heart within thirty (30) days, all documents, papers and records which contain confidential information of World Heart and all undistributed samples, instruments, equipment, pamphlets, catalogs, booklets, technical information, advertising, demonstration equipment, consigned inventory, selling data and other papers relating to the business of World Heart (collectively, the "Sales Materials").

          G. Inventory Return. Upon any termination of this Agreement, World Heart shall accept the return of Edwards' inventory of Products and refund the price Edwards paid, provided that the Products are returned unused and packaged in their original, unopened, unmarked and unbroken sterile containers.

X.       Warranties and Indemnification

          A. World Heart warrants that it possesses good and marketable title to any Products sold to Edwards under this Agreement and that each Product is free from defects and fit for the purposes and indications described in its labeling.

          B. World Heart hereby indemnifies and agrees to defend and to hold harmless Edwards, its officers, directors, shareholders, employees, parents, successors, affiliates, assigns, customers and users of Products from and against any and all claims, demands, actions, causes of action, liabilities, losses, damages and expenses, including reasonable attorney fees, arising out of or in connection with: (i) the manufacture or use of any Products; (ii) the design of any Products or component not developed exclusively by Edwards or
(iii)  any  claim  of  infringement  of  patents,  trademarks,   tradenames,  or
copyrights, any claim of misappropriation or misuse of trade secrets or information or any similar claim, by reason of the sale or use of Products. Edwards shall promptly notify World Heart of any such claim and may either tender its defense of such claim to World Heart or may retain its own counsel without waiving any of its right to indemnification hereunder.

          C. Edwards hereby indemnifies and agrees to defend and to hold World Heart, its successors, affiliates, assigns, customers and users of the Products harmless from and against all claims, liabilities, losses or expenses, including reasonable attorney fees, to the extent of harm resulting from: (i) physical mishandling of the Products by Edwards; or (ii) any misrepresentation by Edwards concerning any of the characteristics of the Products or the proper manner of usage or the performance of the Products or (iii) Edwards' actions in support of Products for clinics pursuant to paragraph II(A)(3) of this Agreement.

          D. The party seeking indemnification (the "Indemnified Party") shall notify the indemnifying party (the "Indemnifying Party") of all claims that may be subject to indemnification under this Article within a reasonable time after their receipt. The Indemnified Party will cooperate fully with Indemnifying
Party in defending or otherwise resolving each such claim. The Indemnifying Party will have full control of the defense of all such claims. The Indemnified Party, at its expense, shall be entitled to be represented by its own counsel in any such claim. The Indemnifying Party agrees to bear all costs and expenses of defense, including its own attorney's fees in connection with such claim, and the Indemnifying Party will reimburse the Indemnified Party for each disbursement made by the Indemnified Party in satisfaction of a final judgment issued in such claim.

XI.      Intellectual Property Rights and Confidentiality

          A. Limited Use of Intellectual Property. Edwards agrees that Edwards has no intellectual property interest in the Products or in World Heart's patents, trademarks, service marks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of Products. The use by Edwards of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

          B. Trademarks. World Heart agrees that:

               1. World Heart has no right, title or interest in the trademarks and trade names connoting Edwards. Should any such use vest in World Heart any rights in a trademark, trade name or logo used by Edwards, World Heart shall transfer such rights to Edwards or its designee upon request of Edwards; and

               2. During the term of this Agreement, Edwards will have the right to indicate to the public that it is an authorized distributor of the Products and to advertise under the trademarks, service marks and trade names that World Heart may adopt from time to time (the "World Heart Trademarks").

          C. Confidential Information. In order to avoid disclosure of confidential and proprietary information ("Information") to any other person, firm or corporation, the parties agree that during the term of this Agreement and for a period of 3 years from the expiration or termination of this Agreement each will treat any such information which is received from one another in writing and clearly mark such information "Confidential" or if disclosed orally, which is confirmed in writing as "Confidential" within thirty (30) days of initial disclosure, with the same degree of care that each employs with respect to its own information which it does not desire to have published or disseminated. It is understood that each party shall be liable for any unauthorized disclosure should it fail to safeguard the disclosed information with such care. This obligation shall survive the termination of this Agreement. The parties shall not have any obligation with respect to such information which is:

               1. independently developed by the receiving party without the benefit of the disclosure or is already known to the receiving party at the time of the disclosure, as evidenced by written documentation;

               2. publicly known or becomes publicly known without the wrongful act or breach of this Agreement by the receiving party; or

               3. rightfully received by the receiving party from a third-party who is not under any obligation of confidentiality or trade secret obligation to the originating party.

XII.     Miscellaneous

          A.   Relationship.   The  relationship  of  Edwards  and  World  Heart
established by this Agreement is of independent contractors and not agents, and nothing in this Agreement shall be construed:

               1. To give either party the power to direct or control the daily activities of the other party beyond the obligations imposed on Edwards and World Heart, respectively, by this Agreement;

               2. To constitute the parties as partners, joint ventures, co-owners or otherwise as participants in joint undertaking; or

               3. To allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. The purchase, promotion, and resale of, or any other legal transactions concerning the Products hereunder shall be carried out in the name of and for the account of Edwards as principal, and Edwards shall not enter into any agreement with third persons binding in any way on World Heart.

          B. No Conflict. Each party represents and warrants to the other party that it is not subject to any contractual obligation or restraint which will materially interfere with its right and ability to perform pursuant to the terms of this Agreement.

          C. Compliance With Laws. Each party represents and agrees that it is and will remain in compliance with all applicable federal, state and local laws, regulations and orders, including laws of the countries in which Edwards sells products.

          D. Dispute resolution. Any controversy or claim relating to or arising from this Agreement that is not fully resolved pursuant to negotiation and/or mediation within thirty (30) days after a party first notifies the other party of such claim or controversy shall be solely and finally settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes ("CPR Rules"). The arbitration shall be conducted by a sole arbitrator, who shall be a former judge, appointed by jointly by the parties ("Arbitrator"). If the parties cannot agree on the appointment of an Arbitrator, they shall each propose one individual from CPR's Regional Panel of Distinguished Neutrals for the State of California. The two proposed individuals shall mutually appoint a third individual, who is a former judge from the same panel, to be the Arbitrator. The arbitration shall be governed by the provisions of the CPR Rules, and judgment upon the award rendered by the Arbitrator may be entered by any court having jurisdiction thereof. The arbitration proceedings shall be held in the State of California. To the extent permissible under applicable law, the parties agree that the award of the Arbitrator shall be final and shall be subject only to the judicial review permitted by the CPR Rules. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law. The Arbitrator may not award multiplied, consequential or punitive damages, and the parties hereby irrevocably waive any right to multiplied, punitive or consequential damages.

          E. Governing Law. This agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of California without respect to its choice of law provisions.

          F. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective:

               1. if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this agreement (or in accordance with the latest unrevoked written direction from such party);

               2. if by certified mail, upon mailing; or

               3. if given by facsimile when such facsimile is transmitted to the fax number specified in this agreement (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.


To World Heart:

         World Heart Corporation
         1 Laser Street
         Nepean, Ontario
         K2E 7V1
         Attn:  Chief Financial Officer
         Fax:  (613) 226-4744

with a copy (which shall not constitute notice) to:

         McCarthy Tetrault
         The Chambers
         1400-40 Elgin Street
         Ottawa, Ontario K1P 5K6
         Attn:  Robert D. Chapman
         Fax:  (613) 563-9386

To Edwards:

         Edwards Lifesciences LLC
         One Edwards Way
         Irvine, CA 92614
         Attn:  Associate General Counsel
         Fax: 949-250-6850

with a copy (which shall not constitute notice) to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue, Suite 3400
         Los Angeles, California  90071-3144
         Attn: Joseph J. Giunta, Esq.
         Fax:   (213) 687-5600

          G. Expenses. Except as otherwise provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representations, counsel and accountants.

          H. Entire Agreement. This Agreement, including all exhibits hereto and thereto, by and between Edwards and World Heart, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

          I. No Third Party Beneficiaries. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns and is not intended to confer any rights, remedies or benefits on any Persons other than as expressly set forth in this Section.

          J. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefore of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          K.   Amendments;   Modifications.   No  amendment,   modification   or
termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

          L. Assignment. Neither this Agreement nor any rights, duties or obligations hereunder may be assigned or delegated by any of the parties hereto without the prior written consent of the other party. Notwithstanding the foregoing, Edwards shall be entitled to assign this Agreement to any person or entity controlling, controlled by or under common control with Edwards without consent. Any attempted assignment or delegation of rights, duties or obligations hereunder in contravention hereof shall be void and of no effect.

          IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.


Edwards Lifesciences LLC                   World Heart Corporation

By: /s/ Michael A. Mussallem               By: /s/ Roderick M. Bryden
-------------------------------            ---------------------------
Name:   Michael A. Mussallem               Name:   Roderick M. Bryden
Title:  President and                      Title:  President and
          Chief Executive Officer                    Chief Executive Officer

                      EXHIBIT "A" TO DISTRIBUTION AGREEMENT

                             Description of Products


The Products, for purposes of the Distribution Agreement between World Heart and Edwards of which this Exhibit "A" is a part, shall mean all mechanical or electronic devices which assist the pumping function of the human heart or replace the biological heart in patients, including without limitation:

Novacor Left Ventricle Assist Device

Heart Saver